Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
AUGUST 1, 2013
 CHESAPEAKE ENERGY CORPORATION REPORTS FINANCIAL AND
OPERATIONAL RESULTS FOR THE 2013 SECOND QUARTER

OKLAHOMA CITY, AUGUST 1, 2013 – Chesapeake Energy Corporation (NYSE:CHK) today reported financial and operational results for the 2013 second quarter.  Key information related to the quarter is as follows:
•	Adjusted net income per fully diluted share of $0.51, compared to $0.06 in the 2012 second quarter
•	Adjusted ebitda of $1.424 billion increases 77% year over year
•	Daily oil production rises 44% year over year to 116,000 bbls per day
•	Full-year 2013 oil production outlook increases by 1 million barrels to 38 – 40 million barrels, a 22 to 28% increase year over year
•	Total daily production increases 7% year over year to 4.1 bcfe per day
•	Conference call at 9:00 am EDT today; dial-in 913-312-0968, passcode 3533928

Chesapeake reported net income available to common stockholders of $457 million, or $0.66 per fully diluted share.  These results include the effects of the following after-tax items:
°	noncash unrealized mark-to-market gains of $325 million from the company’s derivative instruments;
°	a noncash charge of $143 million for the impairment of certain of the company’s property and equipment, consisting primarily of noncore real estate;
°	a net gain of $68 million on sales of certain of the company’s property and equipment, consisting primarily of midstream assets;
°	a charge of $44 million on the repurchase of $1.894 billion aggregate principal amount of the company’s senior notes; and
°	a $69 million premium paid over the carrying value on the purchase of preferred shares of a company subsidiary.

Adjusting for these and other items not typically included in earnings estimates by securities analysts, Chesapeake reported adjusted net income available to common stockholders of $334 million, or $0.51 per fully diluted share, which compares to adjusted net income available to common stockholders of $3 million, or $0.06 per fully diluted share, in the 2012 second quarter.

The company reported adjusted ebitda of $1.424 billion, an increase of 77% year over year.  Operating cash flow, which is cash flow provided by operating activities before changes in assets and liabilities, was $1.370 billion, an increase of 53% year over year.  Additional definitions and reconciliations to comparable financial measures calculated in accordance with generally accepted accounting principles of adjusted net income available to common stockholders, operating cash flow, ebitda and adjusted ebitda are provided on pages 12 - 16 of this release.

Doug Lawler, Chesapeake’s Chief Executive Officer, said, “Chesapeake reported a strong  quarter operationally and financially.  I am very excited and energized by what I have seen during my first six weeks with the company.  Chesapeake has an exceptionally broad and deep

INVESTOR CONTACTS:		MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA (405) 767-4763 jeff.mobley@chk.com	Gary T. Clark, CFA (405) 935-6741 gary.clark@chk.com	Jim Gipson (405) 935-1310 jim.gipson@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

asset base, which offers tremendous opportunity for value creation.  A comprehensive companywide review of our capital allocation and other processes is underway and I believe these initiatives will result in substantial further improvement in both near-term and long-term capital efficiency and returns.”

2013 Second Quarter Total Production Increases 7% Year over Year to 4.1 Bcfe per Day; Oil Production Increases 44% Year over Year to 116,000 Bbls per Day

Chesapeake’s daily production for the 2013 second quarter averaged approximately 4.1 billion cubic feet of natural gas equivalent (bcfe), an increase of 7% from the 2012 second quarter and an increase of 2% from the 2013 first quarter.  The company’s average daily production consisted of approximately 3.1 billion cubic feet (bcf) of natural gas and approximately 168,000 barrels (bbls) of liquids, comprised of approximately 116,000 bbls of oil and approximately 52,000 bbls of natural gas liquids (NGL).

During the 2013 second quarter, average daily oil production increased 44% year over year and   12% sequentially, and average daily NGL production increased 5% year over year and decreased 4% sequentially.  The sequential NGL volume decrease was primarily the result of increased ethane rejection during the second quarter.  Liquids accounted for 25% of total production during the 2013 second quarter, up from 21% during the 2012 second quarter.

Steve Dixon, Chesapeake’s Chief Operating Officer, commented, “We are raising our full-year 2013 oil production guidance by 1 million barrels (mmbbls) to 38 – 40 mmbbls, representing a growth rate of 22 to 28% year over year, due to good well performance, an accelerated pace of well completions in the Eagle Ford Shale and timing of asset sales.  We are also reducing our 2013 NGL production guidance by 2 mmbbls to 21 – 23 mmbbls to reflect ethane rejection that occurred during the second quarter and thus far in the third quarter as well as anticipated delays associated with third-party gathering, compression and processing in the Utica Shale.”

Capital Spending and Cost Overview

During the 2013 second quarter, Chesapeake operated an average of 76 rigs, a decrease of seven rigs compared to the 2013 first quarter, and invested approximately $1.6 billion in drilling and completion costs.  This brings drilling and completion costs for the first half of 2013 to approximately $3.1 billion.  Chesapeake spud a total of 312 wells and completed 410 wells during the 2013 second quarter, compared to 294 wells spud and 352 wells completed during the 2013 first quarter.

During the second half of 2013, Chesapeake plans to operate an average of 64 rigs compared to an average of 81 rigs during the first half of the year. The company also plans to complete  approximately 20% fewer wells in the second half of 2013 compared to the first half of the year.  Based on these planned activity levels, the company is reducing its 2013 full-year guidance for drilling and completion costs from a range of $5.75 – $6.25 billion to $5.7 – $6.0 billion.

Net expenditures for the acquisition of unproved properties were approximately $55 million during the 2013 second quarter, bringing 2013 first-half net expenditures for the acquisition of unproved properties to approximately $100 million.  The company continues to track below its budgeted leasehold expenditures for the year and is lowering its 2013 full-year leasehold expenditure guidance from $400 million to $300 – $350 million.  Other capital expenditures were approximately $190 million during the 2013 second quarter and $535 million during the first half of 2013.

Average production expenses during the 2013 second quarter were $0.78 per thousand cubic feet of natural gas equivalent (mcfe), a decrease of 20% year over year.  General and administrative (G&A) expenses (excluding stock-based compensation) were $0.25 per mcfe, a decrease of 36% year over year.  To reflect improvements in cost control, Chesapeake is reducing its 2013 per unit G&A expense guidance range by $0.05 to $0.25 – $0.30 per mcfe.

A complete summary of the company’s guidance for 2013 is provided in the Outlook dated August 1, 2013 which is attached to this release as Schedule “A” beginning on Page 17.  This updates information previously provided in the Outlook dated May 1, 2013.

Asset Sales Update

Chesapeake continues to make significant progress in selling noncore assets.  During the first  half of 2013, the company received proceeds of approximately $2.4 billion from asset sales.  During the 2013 third quarter to date, the company has completed sales of additional assets in the Haynesville Shale and Eagle Ford Shale to subsidiaries of EXCO Resources, Inc. (NYSE:XCO) for total consideration of approximately $1.0 billion (inclusive of approximately $100 million that is subject to customary post-closing contingencies), and expects to complete today the sale of midstream assets in the Mississippi Lime play to SemGroup Corporation (NYSE:SEMG) for total consideration of approximately $300 million.  Chesapeake is also pursuing several other transactions of varying sizes that may reach completion before the end of 2013.

Operational Update

The company continues to achieve strong operational results in its most active plays, as highlighted below.

Eagle Ford Shale (South Texas): In the Eagle Ford Shale play, Chesapeake connected 140 wells to sales during the 2013 second quarter, which was substantially more than the 111 wells connected during the 2013 first quarter.  Net production during the 2013 second quarter averaged approximately 85,000 barrels of oil equivalent (boe) per day (190,000 gross operated boe per day).  This represents an increase of 135% year over year and 14% sequentially.  The average peak daily production rate of the 140 wells that commenced first production during the 2013 second quarter was approximately 900 boe per day.  Approximately 66% of the company’s Eagle Ford production during the 2013 second quarter was oil, 14% was NGL and 20% was natural gas.

Chesapeake is currently operating 15 rigs in the Eagle Ford and, due to reduced cycle times and the sale discussed above, plans to reduce its operated rig count to 10 by the end of 2013. Average spud-to-spud cycle time during the quarter was 16 days, down from 21 days year over year.  As of June 30, 2013, Chesapeake had drilled a total of 963 wells in the Eagle Ford, which included 795 producing wells, 24 additional wells waiting on pipeline connection and 144 wells in various stages of completion.

Utica Shale (eastern Ohio, Pennsylvania, West Virginia): Net production from the Utica Shale play averaged approximately 85 million cubic feet of natural gas equivalent (mmcfe) per day during the 2013 second quarter, an increase of 48% sequentially from the 2013 first quarter. The average peak daily production rate of the 42 wells that commenced first production in the Utica during the 2013 second quarter was approximately 6.6 mmcfe per day.

Chesapeake is currently operating 11 rigs in the Utica, which it plans to reduce to 10 rigs by year end.  Average spud-to-spud cycle time during the quarter was 18 days, down from 26 days a year ago.  As of June 30, 2013, Chesapeake had drilled a total of 321 wells in the Utica, which included 106 producing wells, 93 additional wells waiting on pipeline connection and 122 wells in various stages of completion.

Greater Anadarko Basin (Oklahoma, Texas Panhandle, southern Kansas): Chesapeake continues to generate steady liquids production growth in the Greater Anadarko Basin primarily from five plays: the Mississippi Lime, Granite Wash, Cleveland, Tonkawa and Hogshooter.  Aggregate net production from these plays during the 2013 second quarter averaged 126,000 boe per day (192,000 gross operated boe per day), an increase of 43% year over year and 11% sequentially.  The average peak daily production rate of the 123 wells that commenced first production in the Greater Anadarko Basin during the 2013 second quarter was approximately 800 boe per day.  Approximately 38% of the company’s Greater Anadarko Basin production during the 2013 second quarter was oil, 18% was NGL and 44% was natural gas.

Chesapeake is currently operating 26 rigs across these plays, which it plans to reduce to 19 rigs by year end.  As of June 30, 2013, the company had an inventory of 58 drilled but uncompleted and/or unconnected wells in the Greater Anadarko Basin.

Marcellus Shale (Pennsylvania, West Virginia): The company’s production from the Marcellus Shale continued to grow during the 2013 second quarter, benefiting from the availability of downstream takeaway capacity and the completion of wells in backlog.  Chesapeake connected 131 wells to sales during the 2013 second quarter, which was substantially more than the 52 wells connected during the 2013 first quarter.  Approximately 2% of the company’s Marcellus production during the 2013 second quarter was oil, 3% was NGL and 95% was natural gas.

During the 2013 second quarter, Chesapeake’s average daily net production in the northern dry- gas portion of the Marcellus was approximately 780 mmcfe per day (1,810 gross operated mmcfe per day), an increase of 58% year over year and 11% sequentially.  The average peak daily production rate of the 79 wells that commenced first production during the 2013 second quarter in the northern Marcellus was approximately 9 mmcfe per day.

Chesapeake is currently operating five rigs in the northern dry-gas portion of the play and anticipates maintaining this activity level for the remainder of 2013.  Average spud-to-spud cycle time during the 2013 second quarter was 29 days, down from 31 days a year ago.  As of June 30, 2013, Chesapeake had an inventory of 144 drilled but uncompleted and/or unconnected wells in the northern Marcellus.

During the 2013 second quarter, Chesapeake’s average daily net production in the southern wet-gas portion of the Marcellus was approximately 208 mmcfe per day (355 gross operated mmcfe per day), an increase of 56% year over year and 23% sequentially.  The average peak daily production rate of the 52 wells that commenced first production during the 2013 second quarter in the southern Marcellus was approximately 6.5 mmcfe per day.  Chesapeake is currently operating three rigs in the southern wet-gas portion of the play, which it plans to reduce to two rigs by year end.  Average spud-to-spud cycle time during the 2013 second quarter was 21 days, down from 33 days a year ago. As of June 30, 2013, Chesapeake had an inventory of 76 drilled but uncompleted and/or unconnected wells in the southern Marcellus.

Key Financial and Operational Results

The table below summarizes Chesapeake’s key financial and operational results during the 2013 second quarter and compares them to results during the 2013 first quarter and the 2012 second quarter.

	Three Months Ended
	6/30/13	3/31/13	6/30/12
Natural gas equivalent production (in bcfe)	369	358	347
Natural gas equivalent realized price ($/mcfe)(a)	4.96	4.46	3.77
Oil production (in mbbls)	10,539	9,283	7,325
Average realized oil price ($/bbl)(a)	93.81	94.85	91.58
Oil as % of total production	17	16	13
NGL production (in mbbls)	4,751	4,882	4,525
Average realized NGL price ($/bbl)(a)	24.22	28.25	25.94
NGL as % of total production	8	8	8
Liquids as % of realized revenue(b)	60	64	60
Liquids as % of unhedged revenue(b)	58	64	70
Natural gas production (in bcf)	278	273	275
Average realized natural gas price ($/mcf)(a)	2.62	2.13	1.88
Natural gas as % of total production	75	76	79
Natural gas as % of realized revenue	40	36	40
Natural gas as % of unhedged revenue	42	36	30
Production expenses ($/mcfe)	(0.78)	(0.86)	(0.97)
Production taxes ($/mcfe)	(0.16)	(0.15)	(0.12)
General and administrative costs ($/mcfe)(c)	(0.25)	(0.25)	(0.39)
Stock-based compensation ($/mcfe)	(0.04)	(0.06)	(0.06)
DD&A of natural gas and liquids properties ($/mcfe)	(1.75)	(1.81)	(1.70)
D&A of other assets ($/mcfe)	(0.21)	(0.22)	(0.24)
Interest expense ($/mcfe)(a)	(0.14)	(0.04)	(0.06)
Marketing, gathering and compression net margin ($ in millions) (d)	29	36	17
Oilfield services net margin ($ in millions) (d)	35	35	50
Operating cash flow ($ in millions)(e)	1,370	1,176	895
Operating cash flow ($/mcfe)	3.71	3.28	2.58
Adjusted ebitda ($ in millions)(f)	1,424	1,134	803
Adjusted ebitda ($/mcfe)	3.86	3.17	2.32
Net income available to common stockholders ($ in millions)	457	15	929
Earnings per share – diluted ($)	0.66	0.02	1.29
Adjusted net income available to common stockholders ($ in millions)(g)	334	183	3
Adjusted earnings per share – diluted ($)	0.51	0.30	0.06

(a)	Includes the effects of realized gains (losses) from hedging, but excludes the effects of unrealized gains (losses) from hedging.
(b)	“Liquids” includes both oil and NGL.
(c)	Excludes expenses associated with noncash stock-based compensation.
(d)	Includes revenue and operating costs and excludes depreciation and amortization of other assets.
(e)	Defined as cash flow provided by operating activities before changes in assets and liabilities.
(f)	Defined as net income before interest expense, income taxes and depreciation, depletion and amortization expense, as adjusted to remove the effects of certain items detailed on Page 16.
(g)	Defined as net income available to common stockholders, as adjusted to remove the effects of certain items detailed on Page 12.

2013 Second Quarter Financial and Operational Results Conference Call Information

A conference call to discuss this release has been scheduled for Thursday, August 1, 2013, at 9:00 am EDT.  The telephone number to access the conference call is 913-312-0968 or toll-free 888-215-6895.  The passcode for the call is 3533928.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.  For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EDT on Thursday, August 1, 2013, and will run through 2:00 pm EDT on Thursday, August 15, 2013.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 3533928.  The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website.  The webcast of the conference will be available on the company’s website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 11 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Eagle Ford, Utica, Granite Wash/Hogshooter, Cleveland, Tonkawa, Mississippi Lime and Niobrara unconventional liquids plays and in the Marcellus, Haynesville/Bossier and Barnett unconventional natural gas shale plays.  The company also owns substantial marketing and oilfield services businesses through its subsidiaries Chesapeake Energy Marketing, Inc. and Chesapeake Oilfield Operating, L.L.C. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release and the accompanying Outlooks include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements other than statements of historical fact that give our current expectations or forecasts of future events.  They include production forecasts, estimates of operating costs, planned development drilling, expected capital expenditures, anticipated asset sales, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in Item 1A of our 2012 annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 1, 2013.  These risk factors include the volatility of natural gas, oil and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; declines in the prices of natural gas and oil potentially resulting in a write-down of our asset carrying values; the availability of capital on an economic basis, including through planned asset sales, to fund reserve replacement costs; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; hedging activities resulting in lower prices realized on natural gas, oil and NGL sales; the need to secure hedging liabilities and the inability of hedging counterparties to satisfy their obligations; drilling and operating risks, including potential environmental liabilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing, air emissions and endangered species; current worldwide economic uncertainty which may have a material adverse effect on our results of operations, liquidity and financial condition; oilfield services shortages, gathering system and transportation capacity constraints and various transportation interruptions that could adversely affect our revenues and cash flow; losses possible from pending or future litigation and regulatory investigations; cyber attacks adversely impacting our operations; and the loss of key operational personnel or inability to maintain our corporate culture.  In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date.  These market prices are subject to significant volatility.  Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity.  We do not have binding agreements for all of our planned 2013 asset sales.  Our ability to consummate each of these transactions is subject to changes in market conditions and other factors.   We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share and unit data)
(unaudited)

	June 30,		June 30,
THREE MONTHS ENDED:	2013		2012
	$	$/mcfe	$	$/mcfe
REVENUES:
Natural gas, oil and NGL	2,406	6.51	2,117	6.11
Marketing, gathering and compression	2,057	5.57	1,113	3.21
Oilfield services	212	0.58	159	0.46
Total Revenues	4,675	12.66	3,389	9.78

OPERATING EXPENSES:
Natural gas, oil and NGL production	288	0.78	335	0.97
Production taxes	59	0.16	41	0.12
Marketing, gathering and compression	2,028	5.49	1,096	3.16
Oilfield services	177	0.48	109	0.31
General and administrative	106	0.29	155	0.45
Employee retirement and other termination benefits	7	0.02	1	0.00
Natural gas, oil and NGL depreciation, depletion and amortization	645	1.75	588	1.70
Depreciation and amortization of other assets	76	0.21	83	0.24
Impairments of fixed assets and other	231	0.62	243	0.70
Net gains on sales of fixed assets	(109)	(0.30)	—	—
Total Operating Expenses	3,508	9.50	2,651	7.65

INCOME FROM OPERATIONS	1,167	3.16	738	2.13

OTHER INCOME (EXPENSE):
Interest expense	(104)	(0.28)	(14)	(0.04)
Earnings (losses) on investments	23	0.06	(59)	(0.17)
Gains (losses) on sales of investments	(10)	(0.03)	1,030	2.97
Losses on purchases of debt	(70)	(0.19)	—	—
Other income	3	0.01	5	0.01
Total Other Income (Expense)	(158)	(0.43)	962	2.77

INCOME BEFORE INCOME TAXES	1,009	2.73	1,700	4.90

INCOME TAX EXPENSE:
Current income taxes	2	0.01	2	—
Deferred income taxes	382	1.03	661	1.91
Total Income Tax Expense	384	1.04	663	1.91

NET INCOME	625	1.69	1,037	2.99

Net income attributable to noncontrolling interests	(45)	(0.12)	(65)	(0.19)

NET INCOME ATTRIBUTABLE TO CHESAPEAKE	580	1.57	972	2.80

Preferred stock dividends	(43)	(0.11)	(43)	(0.12)
Earnings allocated to participating securities	(11)	(0.03)	—	—
Premium on purchase of preferred shares of a subsidiary	(69)	(0.19)	—	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	457	1.24	929	2.68

EARNINGS PER COMMON SHARE:
Basic	$0.70		$1.45

Diluted	$0.66		$1.29

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	653		642

Diluted	760		751

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share and unit data)
(unaudited)
	June 30,				June 30,
SIX MONTHS ENDED:	2013				2012
	$	$	/mcfe	$		$	/mcfe
REVENUES:
Natural gas, oil and NGL	3,858		5.30		3,185		4.69
Marketing, gathering and compression	3,838		5.28		2,328		3.43
Oilfield services	402		0.55		294		0.43
Total Revenues	8,098		11.13		5,807		8.55

OPERATING EXPENSES:
Natural gas, oil and NGL production	595		0.82		685		1.01
Production taxes	112		0.15		89		0.13
Marketing, gathering and compression	3,772		5.19		2,292		3.37
Oilfield services	332		0.46		205		0.30
General and administrative	216		0.30		291		0.43
Employee retirement and other termination benefits	140		0.19		1		—
Natural gas, oil and NGL depreciation, depletion and amortization	1,293		1.78		1,094		1.61
Depreciation and amortization of other assets	154		0.21		166		0.25
Impairments of fixed assets and other	258		0.35		243		0.36
Net gains on sales of fixed assets	(158)		(0.22)		(2)		—
Total Operating Expenses	6,714		9.23		5,064		7.46

INCOME FROM OPERATIONS	1,384		1.90		743		1.09

OTHER INCOME (EXPENSE):
Interest expense	(124)		(0.17)		(26)		(0.04)
Losses on investments	(4)		(0.01)		(64)		(0.09)
Impairment of investment	(10)		(0.01)		—		—
Gains (losses) on sales of investments	(10)		(0.01)		1,030		1.51
Losses on purchases of debt	(70)		(0.10)		—		—
Other income	8		0.01		11		0.02
Total Other Income (Expense)	(210)		(0.29)		951		1.40

INCOME BEFORE INCOME TAXES	1,174		1.61		1,694		2.49

INCOME TAX EXPENSE:
Current income taxes	3		—		2		—
Deferred income taxes	443		0.61		659		0.97
Total Income Tax Expense	446		0.61		661		0.97

NET INCOME	728		1.00		1,033		1.52

Net income attributable to noncontrolling interests	(89)		(0.12)		(89)		(0.13)

NET INCOME ATTRIBUTABLE TO CHESAPEAKE	639		0.88		944		1.39

Preferred stock dividends	(86)		(0.12)		(86)		(0.13)
Earnings allocated to participating securities	(11)		(0.02)		—		—
Premium on purchase of preferred shares of a subsidiary	(69)		(0.09)		—		—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	473		0.65		858		1.26

EARNINGS PER COMMON SHARE:
Basic	$0.72				$1.34

Diluted	$0.72				$1.25

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	653				642

Diluted	653				752

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)
(unaudited)

	June 30,	December 31,
	2013	2012

Cash and cash equivalents	$677	$287
Other current assets	2,915	2,661
Total Current Assets	3,592	2,948

Property and equipment (net)	37,349	37,167
Other assets	1,204	1,496
Total Assets	$42,145	$41,611

Current liabilities	$5,620	$6,266
Long-term debt, net of discounts	13,057	12,157
Other long-term liabilities	2,004	2,485
Deferred income tax liabilities	3,260	2,807
Total Liabilities	23,941	23,715

Preferred stock	3,062	3,062
Noncontrolling interests	2,169	2,327
Common stock and other stockholders’ equity	12,973	12,507
Total Equity	18,204	17,896

Total Liabilities and Equity	$42,145	$41,611

Common Shares Outstanding (in millions)	667	664

CHESAPEAKE ENERGY CORPORATION
CAPITALIZATION
($ in millions)
(unaudited)

	June 30,	December 31,
	2013	2012

Total debt, net of unrestricted cash	$12,380	$12,333
Preferred stock	3,062	3,062
Noncontrolling interests(a)	2,169	2,327
Common stock and other stockholders’ equity	12,973	12,507
Total	$30,584	$30,229

Total debt to capitalization ratio	40%	41%

(a)	Includes third-party ownership as follows:
CHK Cleveland Tonkawa, L.L.C.	$1,015	$1,015
CHK Utica, L.L.C.	807	950
Chesapeake Granite Wash Trust	338	356
Other	9	6
Total	$2,169	$2,327

CHESAPEAKE ENERGY CORPORATION
SUPPLEMENTAL DATA - NATURAL GAS, OIL AND NGL PRODUCTION, SALES AND INTEREST EXPENSE
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		June 30,	June 30,	June 30,
	2013		2012	2013	2012

Net Production:
Natural gas (bcf)	277.6		275.4	550.8	546.3
Oil (mmbbl)	10.5		7.3	19.8	13.3
NGL (mmbbl)	4.8		4.5	9.6	8.9
Natural gas equivalents (bcfe)	369.4		346.5	727.5	679.4

Natural Gas, Oil and NGL Sales ($ in millions):
Natural gas sales	$779		$336	1,352	$815
Natural gas derivatives – realized gains (losses)	(53)		182	(45)	339
Natural gas derivatives – unrealized gains (losses)	347		(164)	68	(311)
		.
Total Natural Gas Sales	1,073		354	1,375	843

Oil sales	975		656	1,859	1,247
Oil derivatives – realized gains (losses)	14		15	10	(19)
Oil derivatives – unrealized gains (losses)	229		955	361	817

Total Oil Sales	1,218		1,626	2,230	2,045

NGL sales	115		120	253	272
NGL derivatives – realized gains (losses)	—		(2)	—	(9)
NGL derivatives – unrealized gains (losses)	—		19	—	34

Total NGL Sales	115		137	253	297

Total Natural Gas, Oil and NGL Sales	$2,406		$2,117	$3,858	$3,185

Average Sales Price – excluding gains (losses) on derivatives:
Natural gas ($ per mcf)	$2.81		$1.22	$2.45	$1.49
Oil ($ per bbl)	$92.53		$89.49	$93.79	$93.49
NGL ($ per bbl)	$24.22		$26.40	$26.26	$30.68
Natural gas equivalent ($ per mcfe)	$5.06		$3.21	$4.76	$3.43

Average Sales Price – excluding unrealized gains (losses) on derivatives:
Natural gas ($ per mcf)	$2.62		$1.88	$2.37	$2.11
Oil ($ per bbl)	$93.81		$91.58	$94.29	$92.06
NGL ($ per bbl)	$24.22		$25.94	$26.26	$29.68
Natural gas equivalent ($ per mcfe)	$4.96		$3.77	$4.71	$3.89

Interest Expense (Income) ($ in millions):
Interest(a)	$54		$21	$70	$28
Derivatives – realized (gains) losses	(1)		(1)	(3)	—
Derivatives – unrealized (gains) losses	51		(6)	57	(2)
Total Interest Expense	$104		$14	$124	$26

(a)	Net of amounts capitalized.

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED CASH FLOW DATA
($ in millions)
(unaudited)

	June 30,	June 30,
THREE MONTHS ENDED:	2013	2012

Beginning cash	$33	$438

Cash provided by operating activities	1,298	755

Cash flows from investing activities:
Drilling and completion costs on proved and nsproperties(a)
unproved properties(a)	(1,565)	(2,516)
Acquisition of proved and unproved properties(b)	(242)	(529)
Sale of proved and unproved properties	1,674	615
Geological and geophysical costs	(15)	(42)
Additions to other property and equipment	(176)	(621)
Proceeds from sales of other assets	258	31
Investments, net	101	1,945
Other	118	(154)
Total cash provided by (used in) investing activities	153	(1,271)

Cash provided by (used in) financing activities	(807)	1,109

Change in cash and cash equivalents classified as current assets held for sale	—	(7)

Change in cash and cash equivalents	644	586

Ending cash	$677	$1,024

(a)	Includes capitalized interest of $31 million and $12 million for the three months ended June 30, 2013 and 2012, respectively.
(b)	Includes capitalized interest of $159 million and $152 million for the three months ended June 30, 2013 and 2012, respectively.

SIX MONTHS ENDED:	June 30,	June 30,
	2013	2012

Beginning cash	$287	$351

Cash provided by operating activities	2,222	1,029

Cash flows from investing activities:
Drilling and completion costs on proved and propproperties(c)
unproved properties(c)	(3,131)	(5,019)
Acquisition of proved and unproved properties(d)	(497)	(1,646)
Sale of proved and unproved properties	1,839	1,418
Geological and geophysical costs	(28)	(113)
Additions to other property and equipment	(506)	(1,311)
Proceeds from sales of other assets	459	79
Investments, net	98	1,872
Other	174	(201)
Total cash provided by (used in) investing activities	(1,592)	(4,921)

Cash provided by (used in) financing activities	(240)	4,572

Change in cash and cash equivalents classified as current assets held for sale	—	(7)

Change in cash and cash equivalents	390	673

Ending cash	$677	$1,024

(c)	Includes capitalized interest of $46 million and $12 million for the six months ended June 30, 2013 and 2012, respectively.
(d)	Includes capitalized interest of $366 million and $314 million for the six months ended June 30, 2013 and 2012, respectively.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
($ in millions, except per share data)
(unaudited)

	June 30,	March 31,	June 30,
THREE MONTHS ENDED:	2013	2013	2012

Net income available to common stockholders	$457	$15	$929

Adjustments, net of tax:
Unrealized (gains) losses on derivatives	(325)	94	(490)
Net gains on sales of fixed assets	(68)	(30)	—
Impairments of fixed assets and other	143	16	148
Impairment of investment	—	6	—
Employee retirement and other termination
benefits	5	83	—
(Gains) losses on sales of investments	6	—	(584)
Losses on purchases of debt	44	—	—
Premium on purchase of preferred shares of a subsidiary	69	—	—
Other	3	(1)	—

Adjusted net income available to common stockholders(a)	334	183	3
Preferred stock dividends	43	43	43
Earnings allocated to participating securities	11	—	—
Total adjusted net income	$388	$226	$46

Weighted average fully diluted shares outstanding (in millions)(b)	763	758	751

Adjusted earnings per share assuming dilution(a)	$0.51	$0.30	$0.06

(a)
Adjusted net income available to common stockholders and adjusted earnings per share assuming dilution exclude certain items that management believes affect the comparability of operating results.  The company believes these adjusted financial measures are a useful adjunct to earnings under accounting principles generally accepted in the United States (GAAP) because:

	(i)	Management uses adjusted net income available to common stockholders to evaluate the company's operational trends and performance relative to other natural gas and oil producing companies.
	(ii)	Adjusted net income available to common stockholders is more comparable to earnings estimates provided by securities analysts.
(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

(b)	Weighted average fully diluted shares outstanding include shares that were considered antidilutive for calculating earnings per share in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
($ in millions, except per share data)
(unaudited)

	June 30,	June 30,
SIX MONTHS ENDED:	2013	2012

Net income available to common stockholders	$473	$858

Adjustments, net of tax:
Unrealized gains on derivatives	(230)	(331)
Net gains on sales of fixed assets	(98)	(1)
Impairments of fixed assets and other	160	148
Impairment of investment	6	—
Employee retirement and other termination
benefits	87	—
(Gains) losses on sales of investments	6	(584)
Losses on purchases of debt	44	—
Premium on purchase of preferred shares of a subsidiary	69	—
Other	—	7

Adjusted net income available to common stockholders(a)	517	97
Preferred stock dividends	86	86
Earnings allocated to participating securities	11	—
Total adjusted net income	$614	$183

Weighted average fully diluted shares outstanding (in millions)(b)	764	752

Adjusted earnings per share assuming dilution(a)	$0.80	$0.24

(a)
Adjusted net income available to common stockholders and adjusted earnings per share assuming dilution exclude certain items that management believes affect the comparability of operating results.  The company believes these adjusted financial measures are a useful adjunct to GAAP earnings because:

	(i)	Management uses adjusted net income available to common stockholders to evaluate the company's operational trends and performance relative to other natural gas and oil producing companies.
	(ii)	Adjusted net income available to common stockholders is more comparable to earnings estimates provided by securities analysts.
(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

(b)	Weighted average fully diluted shares outstanding include shares that were considered antidilutive for calculating earnings per share in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF OPERATING CASH FLOW AND EBITDA
($ in millions)
(unaudited)

	June 30,	March 31,	June 30,
THREE MONTHS ENDED:	2013	2013	2012

CASH PROVIDED BY OPERATING ACTIVITIES	$1,298	$924	$755

Changes in assets and liabilities	72	252	140

OPERATING CASH FLOW(a)	$1,370	$1,176	$895

	June 30,	March 31,	June 30,
THREE MONTHS ENDED:	2013	2013	2012

NET INCOME	$625	$102	$1,037

Interest expense	104	21	14
Income tax expense	384	63	663
Depreciation and amortization of other assets	76	78	83
Natural gas, oil and NGL depreciation, depletion and amortization	645	648	588

EBITDA(b)	$1,834	$912	$2,385

	June 30,	March 31,	June 30,
THREE MONTHS ENDED:	2013	2013	2012

CASH PROVIDED BY OPERATING ACTIVITIES	$1,298	$924	$755

Changes in assets and liabilities	72	252	140
Interest expense, net of unrealized gains (losses) on derderivatives
derivatives	53	15	21
Unrealized gains (losses) on natural gas, oil and NGL derivatives	576	(146)	810
Net gains on sales of fixed assets	109	49	—
Impairments of fixed assets and other	(231)	(27)	(243)
Employee retirement and other termination benefits	1	(105)	—
Gains (losses) on sales of investments	(10)	—	1,030
Earnings (losses) on investments	22	(29)	(87)
Impairment of investment	—	(10)	—
Stock-based compensation	(24)	(32)	(26)
Losses on purchases of debt	(17)	—	—
Other items	(15)	21	(15)

EBITDA(b)	$1,834	$912	$2,385

(a)
Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities.  Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP.  Operating cash flow is widely accepted as a financial indicator of a natural gas and oil company's ability to generate cash which is used to internally fund exploration and development activities and to service debt.  This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the natural gas and oil exploration and production industry.  Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows, or as a measure of liquidity.

(b)
Ebitda represents net income (loss) before interest expense, income taxes, and depreciation, depletion and amortization expense.  Ebitda is presented as a supplemental financial measurement in the evaluation of our business.  We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements.  This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreements and is used in the financial covenants in our bank credit agreements.  Ebitda is not a measure of financial performance under GAAP.  Accordingly, it should not be considered as a substitute for net income, income from operations or cash flow provided by operating activities prepared in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF OPERATING CASH FLOW AND EBITDA
($ in millions)
(unaudited)

	June 30,	June 30,
SIX MONTHS ENDED:	2013	2012

CASH PROVIDED BY OPERATING ACTIVITIES	$2,222	$1,029

Changes in assets and liabilities	324	776

OPERATING CASH FLOW(a)	$2,546	$1,805

	June 30,	June 30,
SIX MONTHS ENDED:	2013	2012

NET INCOME	$728	$1,033

Interest expense, net of unrealized gains	124	26
Income tax expense	446	661
Depreciation and amortization of other assets	154	166
Natural gas, oil and NGL depreciation, depletion and amortization	1,293	1,094

EBITDA(b)	$2,745	$2,980

	June 30,	June 30,
SIX MONTHS ENDED:	2013	2012

CASH PROVIDED BY OPERATING ACTIVITIES	$2,222	$1,029

Changes in assets and liabilities	324	776
Interest expense, net of unrealized gains on derivatives	67	28
Unrealized gains on natural gas, oil and NGL derivatives	429	540
Net gains on sales of fixed assets	158	2
Impairments of fixed assets and other	(258)	(243)
Employee retirement and other termination benefits	(104)	—
Gains (losses) on sales of investments	(10)	1,030
Losses on investments	(7)	(120)
Impairment of investment	(10)	—
Stock-based compensation	(56)	(63)
Losses on purchases of debt	(17)	—
Other items	7	1

EBITDA(b)	$2,745	$2,980

(a)
Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities.  Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP.  Operating cash flow is widely accepted as a financial indicator of a natural gas and oil company's ability to generate cash which is used to internally fund exploration and development activities and to service debt.  This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the natural gas and oil exploration and production industry.  Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows, or as a measure of liquidity.

(b)
Ebitda represents net income (loss) before interest expense, income taxes, and depreciation, depletion and amortization expense.  Ebitda is presented as a supplemental financial measurement in the evaluation of our business.  We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements.  This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreements and is used in the financial covenants in our bank credit agreements.  Ebitda is not a measure of financial performance under GAAP.  Accordingly, it should not be considered as a substitute for net income, income from operations or cash flow provided by operating activities prepared in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED EBITDA
($ in millions)
(unaudited)

	June 30,	March 31,	June 30,
THREE MONTHS ENDED:	2013	2013	2012

EBITDA	$1,834	$912	$2,385

Adjustments:
Unrealized (gains) losses on natural gas, oil and NGL derivatives	(576)	146	(810)
Impairment of investment	—	10	—
Net gains on sales of fixed assets	(109)	(49)	—
Impairments of fixed assets and other	231	27	243
Net income attributable to noncontrolling interests	(45)	(44)	(65)
(Gains) losses on sales of investments	10	—	(957)
Losses on purchases of debt	70	—	—
Employee retirement and other termination
benefits	7	133	1
Other	2	(1)	6

Adjusted EBITDA(a)	$1,424	$1,134	$803

	June 30,	June 30,
SIX MONTHS ENDED:	2013	2012

EBITDA	$2,745	$2,980

Adjustments:
Unrealized (gains) losses on natural gas, oil and NGL derivatives	(429)	(540)
Impairment of investment	10	—
Net gains on sales of fixed assets	(158)	(2)
Impairments of fixed assets and other	258	243
Net income attributable to noncontrolling interests	(89)	(89)
(Gains) losses on sales of investments	10	(957)
Losses on purchases of debt	70	—
Employee retirement and other termination
benefits	140	1
Other	1	5

Adjusted EBITDA(a)	$2,558	$1,641

(a)
Adjusted ebitda excludes certain items that management believes affect the comparability of operating results.  The company believes these non-GAAP financial measures are a useful adjunct to ebitda because:

	(i)	Management uses adjusted ebitda to evaluate the company's operational trends and performance relative to other natural gas and oil producing companies.
	(ii)	Adjusted ebitda is more comparable to estimates provided by securities analysts.
(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated.  Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

SCHEDULE “A”
MANAGEMENT’S OUTLOOK AS OF AUGUST 1, 2013

Chesapeake periodically provides management guidance on certain factors that affect its future financial performance.  The primary changes from the company’s May 1, 2013 Outlook are in italicized bold below.  The production guidance provided below assumes that Chesapeake closes asset sales of approximately $4 billion during 2013.   Estimated production decreases of approximately 37 bcfe in 2013 are associated with these assets sales and are reflected in the production guidance set forth below.  To the extent the company completes asset sales in excess of $4 billion during 2013, production guidance may need to be reduced to reflect such incremental sales.

Chesapeake Energy Corporation Consolidated Projections

Year Ending 12/31/13
Estimated Production:
Natural gas – bcf	1,080 – 1,100
Oil – mbbls	38,000 – 40,000
NGL – mbbls(a)	21,000 – 23,000
Natural gas equivalent – bcfe	1,434 – 1,478

Daily natural gas equivalent midpoint – mmcfe	3,990

YOY estimated production increase (adjusted for planned asset sales)	3%

NYMEX Price(b) (for calculation of realized hedging effects only):
Natural gas - $/mcf	$3.73
Oil - $/bbl	$97.15

Estimated Realized Hedging Effects (based on assumed NYMEX prices above): above):
Natural gas - $/mcf	($0.05)
Oil - $/bbl	($1.70)

Estimated Gathering/Marketing/Transportation Differentials to NYMEX Prices:
Natural gas - $/mcf	$1.25 – 1.40
Oil - $/bbl	$1.00 – 3.00
NGL - $/bbl	$69.00 – 73.00

Operating Costs per Mcfe of Projected Production:
Production expense	$0.85 – 0.90
Production taxes	$0.15 – 0.20
General and administrative(c)	$0.25 – 0.30
Stock-based compensation (noncash)	$0.04 – 0.06
DD&A of natural gas and liquids assets	$1.65 – 1.85
Depreciation of other assets	$0.20 – 0.25
Interest expense(d)	$0.10 – 0.15

Other ($ millions):
Marketing, gathering and compression net margin(e)	$100 – 125
Oilfield services net margin(e)	$125 – 175
Net income attributable to noncontrolling interests and other(f)	($160 – 200)

Book Tax Rate	38%

Weighted average shares outstanding (in millions):
Basic	650 – 655
Diluted	760 – 765

Operating cash flow before changes in assets and liabilities(g)(h)	$5,050 – 5,100
Drilling and completion costs on proved and unproved properties	($5,700 – 6,000)
Acquisition of unproved properties, net	($300 – 350)
a)	Reflects actual and assumed ethane rejection in the 2013 second quarter and 2013 third quarter, respectively.
b)	NYMEX natural gas and oil prices have been updated for actual contract prices through July and June, respectively.
c)	Excludes expenses associated with noncash stock-based compensation.
d)	Does not include unrealized gains or losses on interest rate derivatives.
e)	Includes revenue and operating costs and excludes depreciation and amortization of other assets.
f)	Net income attributable to noncontrolling interests of Chesapeake Granite Wash Trust, CHK Utica, L.L.C. and CHK Cleveland Tonkawa, L.L.C.
g)
A non-GAAP financial measure.  We are unable to provide reconciliation to projected cash provided by operating activities, the most comparable GAAP measure, because of uncertainties associated with projecting future changes in assets and liabilities.

h)	Assumes NYMEX prices on open contracts of $3.75 to $4.00 per mcf and $100.00 per bbl in 2013.

Natural Gas, Oil and NGL Hedging Activities

Chesapeake enters into natural gas, oil and NGL derivative transactions in order to mitigate a portion of its exposure to adverse changes in market prices.  Please see the quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Chesapeake with the SEC for detailed information about derivative instruments the company uses, its quarter-end and year-end derivative positions and the accounting for natural gas, oil and NGL derivatives.

The company’s natural gas hedging positions as of July 31, 2013 were as follows:

Open Natural Gas Swaps; Gains (Losses) from Closed
Natural Gas Trades and Call Option Premiums

	Open Swaps (bcf)	Avg. NYMEX Price of Open Swaps	Forecasted Natural Gas Production (bcf)	Open Swap Positions as a % of Forecasted Natural Gas Production	Total Gains (Losses) from Closed Trades and Premiums for Call Options ($ in millions)	Total Gains (Losses) from Closed Trades and Premiums for Call Options per mcf of Forecasted Natural Gas Production
Q3 2013	197	$3.73			$7
Q4 2013	190	3.71			(3)
Total Q3-Q4 2013	387	$3.72	539	72%	$4	$0.01
Total 2014	133	$4.39			$(74)
Total 2015	0	-			$(131)
Total 2016 – 2022	0	-			$(187)

Purchased Natural Gas Three-Way Collars

	Open Collars (bcf)	Avg. NYMEX Sold Put Price	Avg. NYMEX Bought Put Price	Avg. NYMEX Ceiling Price	Forecasted Natural Gas Production (bcf)	Open Collars as a % of Forecasted Natural Gas Production
Q3 2013	18	$3.03	$3.55	$4.03
Q4 2013	18	3.03	3.55	4.03
Total Q3-Q4 2013	36	$3.03	$3.55	$4.03	539	7%
Total 2014	18	$3.50	$4.00	$4.70

Natural Gas Swaptions

	Swaptions (bcf)	Avg. NYMEX Strike Price	Forecasted Natural Gas Production (bcf)	Swaptions as a % of Forecasted Natural Gas Production
Total Q3-Q4 2013	0	$-	539	0%
Total 2014	12	$4.80

Natural Gas Written Call Options
	Call Options (bcf)	Avg. NYMEX Strike Price	Forecasted Natural Gas Production (bcf)	Call Options as a % of Forecasted Natural Gas Production
Total Q3-Q4 2013	0	$-	539	0%
Total 2016 – 2020	193	$9.92

Natural Gas Basis Protection Swaps

	Volume (bcf)	Avg. NYMEX less
Q3 2013	11	$0.21
Q4 2013	11	0.21
Total Q3-Q4 2013	22	$0.21
Total 2014	28	$0.32
Total 2015	31	$0.34
Total 2016 - 2022	8	$1.02

The company’s crude oil hedging positions as of July 31, 2013 were as follows:

Open Crude Oil Swaps; Gains (Losses) from Closed
Crude Oil Trades and Call Option Premiums

	Open Swaps (mbbls)	Avg. NYMEX Price of Open Swaps	Forecasted Oil Production (mbbls)	Open Swap Positions as a % of Forecasted Oil Production	Total Gains (Losses) from Closed Trades and Premiums for Call Options ($ in millions)	Total Gains (Losses) from Closed Trades and Premiums for Call Options per bbl of Forecasted Oil Production
Q3 2013	8,834	$95.68			$2
Q4 2013	9,181	95.59			2
Total Q3-Q4 2013	18,015	$95.64	19,178	94%	$4	$$0.18
Total 2014	21,358	$93.76			$(151)
Total 2015	693	$89.48			$265
Total 2016 – 2022	0	$-			$117

Crude Oil Swaptions
	Swaptions (mbbls)	Avg. NYMEX Strike Price	Forecasted Natural Gas Production (mbbls)	Swaptions as a % of Forecasted Natural Gas Production
Total Q3-Q4 2013	0	$-	19,178	0%
Total 2014	2,920	$106.69
Total 2015	2,368	$106.61

Crude Oil Written Call Options
	Call Options (mbbls)	Avg. NYMEX Strike Price	Forecasted Oil Production (mbbls)	Call Options as a % of Forecasted Oil Production
Q3 2013	1,975	$97.90
Q4 2013	1,975	97.90
Total Q3-Q4 2013	3,950	$97.90	19,178	21%
Total 2014	14,692	$97.22
Total 2015	24,680	$100.45
Total 2016 – 2017	24,220	$100.07

Crude Oil Basis Protection Swaps

	Volume (mbbls)	Avg. NYMEX plus
Q3 2013	736	$10.07
Q4 2013	0	-
Total Q3-Q4 2013	736	$10.07